Exhibit 24.4

DUKE ENERGY CAROLINAS, LLC

CERTIFICATE

The undersigned officer of DUKE ENERGY CAROLINAS, LLC, a North Carolina limited liability company (the “Company”), does hereby certify that attached hereto is a true and complete copy of a resolution adopted by written consent to action without a meeting of the Board of Directors of the Company with respect to the Registration Statement, which resolution is presently in full force and effect.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 29th day of September, 2010.

/s/ Robert T. Lucas III
Robert T. Lucas III Assistant Secretary

FURTHER RESOLVED, That each officer and director who may be required to execute such Registration Statement or any amendment thereto (whether on behalf of the Company or as an officer or director thereof or by attesting the seal of the Company or otherwise) be and hereby is authorized to execute a power of attorney appointing Lynn J. Good, David S. Maltz  and Robert T. Lucas III, and each of them, as true and lawful attorneys and agents to execute in his or her name, place and stead (in any such capacity) such Registration Statement and any and all amendments thereto and all instruments necessary or advisable in connection therewith, to attest the seal of the Company thereon and to file the same with the SEC, each of said attorneys and agents to have power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of such officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer or director might or could do in person.